As filed with the Securities and Exchange Commission on November 14, 2016

Registration No. __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________

SPHERE 3D CORP.
(Exact Name of Registrant as Specified in Its Charter)
___________________

Ontario, Canada	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

240 Matheson Blvd. East
Mississauga, Ontario L4Z 1X1
(Address, Including Zip Code, of Principal Executive Offices)
___________________

Sphere 3D Corp. 2015 Performance Incentive Plan
(Full Title of the Plan)
___________________

DL SERVICES
Columbia Centre,
701 Fifth Avenue,
Suite 6100, Seattle,
Washington, 98104
(206) 903-8800
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Warren T. Lazarow, Esq.
Paul Sieben, Esq.
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
(650) 473-2600
___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of	Amount	Offering	Aggregate	Amount Of
Securities	To Be	Price	Offering	Registration
To Be Registered	Registered	Per Share	Price	Fee

Common Shares, no par value per share, issuable pursuant to awards granted under the Sphere 3D Corp. 2015 Performance Incentive Plan	1,515,000(1) shares	$0.56(2)	$848,400(2)	$99

(1)

This Registration Statement covers, in addition to the number of common shares, no par value per share (the “Common Shares”) of Sphere 3D Corp., a corporation amalgamated under the laws of the Province of Ontario (the “Company” or the “Registrant”), stated above, options and other rights to purchase or acquire the Common Shares covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Sphere 3D Corp. 2015 Performance Incentive Plan (the “Plan”) as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) under the Securities Act, based upon the average of the high and low prices of the Common Shares on November 8, 2016 (which is within five business days prior to the date of this filing), as quoted on the Nasdaq Global Select Market.

The Exhibit Index for this Registration Statement is at page 9.

EXPLANATORY NOTE

            This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

__________________________

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

            The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.        Incorporation of Certain Documents by Reference

            The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Registrant’s Registration Statement on Form S-8, filed with the Commission on June 25, 2015 (Commission File No. 333-205236);

(b)

The Registrant’s Annual Report on Form 40-F (File No. 001-36532) for its fiscal year ended December 31, 2015, filed with the Commission on March 30, 2016 (the “Form 40-F”), which includes the audited consolidated balance sheets of the Registrant and subsidiaries as of December 31, 2015 and 2014, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2015.

(c)

The description of the Registrant’s common shares contained in its Registration Statement on Form 8-A (File No. 001-36532) filed with the Commission on July 7, 2014 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other amendment or report filed for the purpose of updating such description.

(d)

The audited consolidated balance sheets of the Registrant and subsidiaries as of December 31, 2013, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows and the notes to the financial statements related thereto for the year ended December 31, 2013 contained in our Annual Report on Form 40-F (File No. 001-36532) filed with the SEC on March 31, 2015;

(e)

The Registrant’s Registration Statement on Form F-4 (File No. 333-197569) filed with the Commission on July 23, 2014, as subsequently amended (the “Form F- 4”), which includes (i) the audited consolidated balance sheets of the Registrant and subsidiaries as of December 31, 2013, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the period ended December 31, 2013, (ii) the consolidated audited balance sheets of Overland Storage, Inc. and subsidiaries (“Overland”) as of June 30, 2014 and 2013, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for the period ended June 30, 2014, (iii) the audited consolidated balance sheets of Tandberg Data S.à r.l. and subsidiaries (“Tandberg”) as of December 31, 2013, and the related audited consolidated statements of operations, equity and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2013, and (iv) the unaudited pro forma condensed combined financial information of the Registrant, Overland and Sphere giving effect to the acquisition of Overland by the Registrant and derived from the historical consolidated financial statements and notes thereto of the Registrant, Overland and Tandberg contained in the Form F-4.

(f)

The Registrant’s Reports of Foreign Private Issuer on Form 6-K (File No. 001- 36532) furnished to the Commission on May 14, 2015, August 12, 2016 and November 14, 2016, which include unaudited consolidated balance sheets of the Registrant and subsidiaries for the three months ended March 31, 2015 and 2014, three and six months ended June 30, 2016 and 2015, and three and nine months ended September 30, 2016 and 2015, respectively.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all Reports of Foreign Private Issuer on Form 6-K (or portions thereof) subsequently furnished to the Commission that are identified in such form as being incorporated by reference into this Registration Statement prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that unless otherwise identified, documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.         Interests of Named Experts and Counsel

            Not applicable.

Item 8.        Exhibits

            See the attached Exhibit Index at page 9, which is incorporated herein by reference.

SIGNATURES

            Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on November 14, 2016.

SPHERE 3D CORP.

By:	/s/ Eric Kelly
Eric Kelly
Chief Executive Officer

POWER OF ATTORNEY

            Each person whose signature appears below constitutes and appoints Eric Kelly and Peter Tassiopoulos, or either one or both of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric Kelly	Chairman of the Board and Chief	November 14, 2016
Eric Kelly	Executive Officer
(Principal Executive Officer)

/s/ Kurt Kalbfleisch	Chief Financial Officer	November 14, 2016
Kurt Kalbfleisch	(Principal Financial and Accounting
Officer)

/s/ Peter Ashkin	Director	November 14, 2016
Peter Ashkin

/s/ Daniel J. Bordessa	Director	November 14, 2016
Daniel J. Bordessa

/s/ Glenn M. Bowman	Director	November 14, 2016
Glenn M. Bowman

/s/ Vivekanand Mahadevan	Director	November 14, 2016
Vivekanand Mahadevan

/s/ Peter Tassiopoulos	Director	November 14, 2016
Peter Tassiopoulos

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

            Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement in the City of San Jose, State of California on November 14, 2016.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Eric Kelly
Eric Kelly
Chairman of the Board and Chief Executive
Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4	Sphere 3D Corp. 2015 Performance Incentive Plan.

5	Opinion of Stikeman Elliot LLP (opinion re legality).

23.1	Consents of Collins Barrow (consent of independent registered public accounting firm).

23.2	Consents of Moss Adams LLP (consent of independent registered public accounting firm).

23.3	Consent of RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft (consent of independent registered public accounting firm).

23.4	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney (included in this Registration Statement under “Signatures”).